EXHIBIT 99.1

Research on Use of Ceragenins™ as Potential Therapy for Behcet’s Disease to be Presented at International
Conference in Lisbon

Denver, CO, July 31, 2006 — Ceragenix Pharmaceuticals, Inc., a biopharmaceutical company focused on infectious disease and dermatology, today announced that research by Dr. Emiko Isogai of the University of Hokkaido’s School of Dentistry describing in vitro efficacy of a Ceragenin™ compound against Streptococcus sanguis  (S. sanguis) has been accepted as a poster presentation at the 12th International Conference on Behcet’s Disease to be held in Lisbon, Portugual on September 20-23, 2006.  S. sanguis strains are thought to cause the recurrent oral ulcers associated with Behçet’s  disease.

Behcet’s disease is a rare, chronic inflammatory disorder predominantly affecting individuals in Japan, Turkey and Israel, and about 15,000-20,000 persons in the United States.  Its symptoms include recurrent mouth and genital ulcers, as well as other skin lesions, eye inflammation, arthritis, bowel inflammation, meningitis (inflammation of the membranes of the brain and spinal cord), and cranial nerve palsies.

“We are grateful to Dr. Isogai for his research on the potential use of Ceragenins for treatment of this chronic disorder,” stated Steve Porter, Chairman and CEO of Ceragenix.  “His and others’ research has shown that Ceragenins have similar activity to LL-37 naturally-occurring peptide that limits bacterial damage and recruits immune system cells to fight infection.  However, LL-37 and other similar peptides can be rapidly broken down by bacterial and other enzymes. Since Ceragenins are synthetic molecules, we do not believe they are subject to protease degradation, and may prove useful in this and other diseases.”

About CERAGENIX

Ceragenix Pharmaceuticals, Inc. (OTCBB: CGXP - News) is a biopharmaceutical company that discovers, develops and commercializes novel anti-infective drugs based on its proprietary class of compounds, Ceragenins™ (or CSAs). Active against a broad range of gram positive and negative bacteria, these agents are being developed as anti-infective medical device coatings (Ceracides™) and as therapeutics for antibiotic-resistant organisms.

Ceragenix further owns exclusive rights to Barrier Repair Technology for the treatment of dermatological disorders including atopic dermatitis, neonatal skin disorders and others. Ceragenix’s patented Barrier Repair Technology, invented by Dr. Peter Elias and licensed from the University of California, is the platform for the development of two prescription topical creams—EpiCeram® and NeoCeram®. Ceragenix recently received 510K marketing clearance from the U.S. Food and Drug Administration for its EpiCeram® Skin Barrier Emulsion to improve dry skin conditions and to relieve and manage the burning and itching associated with various dermatoses including atopic dermatitis, irritant contact dermatitis, radiation dermatitis, and other dry skin conditions by maintaining a moist wound and skin environment. For additional information on Ceragenix, please visit www.ceragenix.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: the ability of the Company to raise sufficient capital to finance its planned activities, receiving the necessary marketing clearance approvals from the United States Food and Drug Administration (the “FDA”), successful clinical trials of the Company’s planned products, the ability of the Company to commercialize its planned products, market acceptance of the Company’s planned products, the Company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the Company to successfully prosecute and protect its intellectual property, and the Company’s ability to hire, manage and retain qualified personnel. The aforementioned factors do not represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. In particular, important factors that could cause actual results to differ materially from our forward-looking statements include general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and these factors may affect us to a greater extent than indicated.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this press release and in other documents that we file from time to time with the Securities and Exchange Commission including our Annual Report on Form 10-KSB,

Quarterly Reports on Form 10-QSB and Current Reports on Form 8-KSB to be filed in 2006. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Ceragenix

Steven S. Porter, 720-946-6440

or Robert Stanislaro

Financial Dynamics

(212) 850-5657

End of Filing